UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with ARE-MA REGION NO. 48, LLC, an affiliate of Alexandria Real Estate Equities, Inc. (the “Landlord”), for lab and office space in two connected mixed use buildings to be constructed by the Landlord at 75 Binney Street and 125 Binney Street in Cambridge, Massachusetts, which will be known as the Alexandria Center at Kendall Square.  The Company intends to move its corporate headquarters to the new buildings once they are completed, which is currently expected to occur in early 2015.

Under the terms of the Lease, the Company will lease approximately 244,000 square feet of lab and office space, consisting of the entire building at 125 Binney Street and one floor of 75 Binney Street (the “Initial Premises”), with an option until June 30, 2013 and a right of first refusal for one year thereafter to lease all or a portion of the remaining 142,000 square feet of office space at 75 Binney Street (the “Additional Space”).  The term of the Lease will commence upon substantial completion of the buildings and will continue for 15 years from the commencement date, with options to renew for three terms of five years each, subject to the terms of the Lease.

Rent and estimated operating expenses, including real estate taxes and utilities, for the Initial Premises will be approximately $11.5 million per year for the first two years of the Lease and approximately $25.0 million per year thereafter, with annual increases of 1.75%.  Rent for the Additional Space, if occupied by the Company, will be at the same rates per square foot as the Initial Premises, and estimated operating expenses for the Additional Space will be based upon the pro rata portion of the premises leased by the Company.

The Lease contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

The Company continues to lease the approximately 100,000 square feet of laboratory and office space at 26 Landsdowne Street, Cambridge, Massachusetts that currently serves as the Company’s corporate headquarters pursuant to the Lease Agreement with Forest City Cambridge, Inc., dated January 8, 1992, as amended (the “Existing Lease”), which has a term through July 2019, until such time, if any, that the Company enters into an agreement to sublease the premises or otherwise negotiates a termination of the Existing Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	January 8, 2013